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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


The following entities are wholly-owned subsidiaries of Commerce Energy Group,
Inc.:

                                                     Jurisdiction of
Name                                                 Organization
----                                                 ------------
Commerce Energy, Inc.                                California

Skipping Stone Inc.                                  Delaware

UtiliHost, Inc.                                      Delaware